UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2012

INSMED INCORPORATED

(Exact name of registrant as specified in its charter)

Virginia	0-30739	54-1972729
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 Deer Park Drive, Suite C, Monmouth Junction, New Jersey		08852
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (732) 997-4600

Not Applicable

(Former name or former address, if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed in a Form 8-K filed on September 28, 2012 Insmed Incorporated (the “Company”) completed a registered direct financing with three investors on that date pursuant to which the Company issued 6,304,102 shares of common stock. The price at which the common stock was sold in the financing was $4.07 per share, equal to the closing bid price for the Company’s common shares on the day prior to the issuance. On October 5, 2012, the Company received telephonic notice from its outside counsel on the transaction that the Staff (the “Staff”) of The NASDAQ Stock Market LLC (“Nasdaq”) had informed such counsel of the Staff’s belief that the sale of the shares did not comply with Nasdaq Listing Rule 5365(d). The Staff’s concern was based on the fact that the shares were sold at a price that was below the book value per share of the Company as reflected in the Company’s Form 10-Q for the quarter ended June 30, 2012. As a result, it was the Staff’s belief that, pursuant to the Nasdaq Listing Rules, the Company was not permitted to issue 20% or more of the Company’s outstanding common shares, even though the sales price per share was equal to the market value per share on the date immediately preceding the issuance.

Following communications by the Company with the Staff, on October 12, 2012, the Company received a Letter of Reprimand from the Staff pursuant to Listing Rule 5810(c)(4), based on its noncompliance with Listing Rule 5635(d). The Staff has informed the Company that it now considers the matter closed. The determination to issue a Letter of Reprimand was based on a number of factors, including that the noncompliance does not appear to have been the result of a deliberate intent to avoid compliance, the Company has not demonstrated a pattern of non-compliance, the Company relied on the advice of its outside counsel in structuring the financing, the Company has decided to implement additional controls to prevent similar occurrences in the future and the fact that the Company will not be offering additional securities in the financing (as set forth in Item 7.01 to this Current Report on Form 8-K).

Item 7.01.	Regulation FD Disclosure.

In the Company’s press release dated September 28, 2012, issued in connection with the direct placement, the Company announced that it expected to issue up to an additional $2.0 million of its common stock, which transaction was expected to close on or before October 31, 2012. In light of the circumstances described in Item 3.01 of this Form 8-K, the Company has decided not to proceed with this transaction.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 12, 2012

INSMED INCORPORATED

By:	/s/ Andrea Holtzman Drucker, Esq.
Name:	Andrea Holtzman Drucker
Title:	Senior Vice President, General Counsel and Corporate Secretary